Exhibit 99.1

For Immediate Release:	January 23, 2018

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 MShaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 AJeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC.
ANNOUNCES FOURTH QUARTER EARNINGS AND QUARTERLY DIVIDEND

HARTFORD, Conn., January 23, 2018 – United Financial Bancorp, Inc. ("United Financial" or the "Company") (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the "Bank"), announced results for the quarter ended December 31, 2017.

The Company reported net income of $9.5 million, or $0.19 per diluted share, for the quarter ended December 31, 2017, compared to net income for the linked quarter of $15.2 million, or $0.30 per diluted share. The Company reported net income of $14.6 million, or $0.29 per diluted share, for the quarter ended December 31, 2016. Net income for the year ended December 31, 2017 was $54.6 million, or $1.07 per diluted share, compared to net income of $49.7 million, or $0.99 per diluted share, for the year ended December 31, 2016.

On December 22, 2017, President Donald Trump signed into law the Tax Cuts and Jobs Act of 2017, that, among other things, lowered the corporate tax rate from 35% to 21%. Companies must recognize the effect of tax law changes in the period of enactment under the generally accepted accounting principles ("GAAP"). This tax reform resulted in a $2.8 million negative net income impact in the fourth quarter of 2017. Of the $2.8 million impact, $1.6 million flowed directly through the provision for income taxes, and was primarily related to a re-measurement of the Company’s deferred tax asset. Additionally, there was a $1.2 million pre-tax adjustment related to the write-down of legacy United limited partnerships due to the aforementioned tax reform. Other significant events during the quarter included the Company surrendering $32.8 million of under-performing bank-owned life insurance (“BOLI”) policy value, resulting in a $2.4 million negative impact to the provision for income taxes. The Company subsequently re-invested $30.0 million into higher yielding product in early January 2018.

"The United Bank team delivered strong loan and non-interest bearing deposit growth in the fourth quarter of 2017. Asset quality, capital, and liquidity remained strong and stable," stated William H.W. Crawford, IV, Chief Executive Officer and President of the Company and the Bank. "I want to thank our United Bank teammates for their steadfast focus on serving our customers and communities."

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Balance Sheet

Assets totaled $7.11 billion at December 31, 2017 and increased $137.7 million, or 2.0%, from $6.98 billion at September 30, 2017. At December 31, 2017, total loans were $5.34 billion, representing an increase of $134.2 million, or 2.6%, from the linked quarter. Changes to loan balances during the fourth quarter of 2017 were highlighted by a $76.7 million, or 4.3%, increase in investor non-owner occupied commercial real estate loans, a $24.9 million, or 9.3%, increase in other consumer loans, a $21.4 million, or 3.8%, increase in home equity loans, and a $18.9 million, or 2.3%, increase in commercial business loans. Loans held for sale increased $24.7 million, or 27.6%, from the linked quarter, as the Company increased the held-for-sale portfolio for delivery to third party investors at the end of the quarter. Total cash and cash equivalents decreased $9.8 million, or 10.0%, from the linked quarter.

Deposits totaled $5.20 billion at December 31, 2017 and increased by $45.2 million, or 0.9%, from $5.15 billion at September 30, 2017. Increases in deposit balances during the fourth quarter of 2017 were highlighted by a $53.4 million, or 7.4%, increase in non-interest-bearing checking deposits, as well as a $77.3 million, or 4.5%, increase in certificates of deposit. Offsetting these increases was a $75.5 million, or 3.4%, decline in NOW checking and money market deposits, largely due to seasonal withdrawals in municipal funds that are experienced during the fourth quarter.

Total Federal Home Loan Bank advances increased by $95.9 million, or 10.1%, over the linked quarter as a source of funding for loan demand and municipal deposit outflows.

Net Interest Income

Net interest income increased by $81,000, or 0.2%, on a linked quarter basis, to $46.8 million, primarily attributable to an increase in interest income of $928,000, or 1.5%, to $61.7 million. Average interest-earning assets increased by $57.2 million, or 0.9%, primarily due to growth in average loan balances, which increased by $90.4 million, or 1.7%. Average loan balance growth was driven by a $32.5 million, or 6.1%, increase in home equity loans, a $25.9 million, or 10.3%, increase in other consumer loans, a $23.3 million, or 1.1%, increase in average commercial real estate loans, and a $21.9 million, or 2.8%, increase in average commercial business loans. Average residential real estate loan balances declined by $12.9 million, or 1.0%, as the Company continues to actively sell loan originations in the secondary market.

Interest expense increased by $847,000, or 6.0%, to $14.9 million during the fourth quarter of 2017, from $14.0 million in the linked quarter. Average balance shifts in the fourth quarter of 2017 included a $19.4 million, or 0.9%, increase in average NOW and money market deposits, and a $33.3 million, or 1.9%, increase in average certificates of deposit. Slightly offsetting the aforementioned increases was a $9.6 million, or 1.8%, decrease in average savings account balances. The overall growth observed in average deposit balances was largely driven by continued success in new account acquisition strategies.

The tax equivalent net interest margin decreased by two basis points to 2.98% in the fourth quarter from the linked period. As compared to the linked quarter, the decline was largely driven by an increase of five basis points in the cost of interest-bearing liabilities to 1.07%, offset by a three basis point increase in the yield on interest-earning assets to 3.89%. The interest-earning asset yield improvement was largely driven by a 14 basis point increase in the yield on residential real estate loans, which represents 20.2% of the Company's interest-earning assets, an eight basis point increase in the average investment portfolio yield, and a one basis point increase in the average home equity loan yield. The total cost of funds increased by five basis points to 0.96% in the fourth quarter driven by a seven basis point increase in the cost of interest-bearing deposits, while the

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cost of Federal Home Loan Bank advances increased five basis points. The Company observed favorable growth of $37.1 million, or 5.3%, in average non-interest bearing deposit balances on a linked quarter basis.

Provision for Loan Losses

The provision for loan losses remained relatively flat, totaling $2.3 million for the quarter ended December 31, 2017 as compared to $2.6 million for the linked quarter. Net charge-offs for the quarter ended December 31, 2017 totaled $1.5 million, or 0.11%, as a percentage of average loans outstanding, as compared to $1.3 million, or 0.10% as a percentage of average loans for the quarter ended September 30, 2017. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local economic and credit conditions, the direction of real estate values and delinquency trends.

Non-Interest Income

Total non-interest income decreased by $727,000, or 9.0%, to $7.3 million for the quarter ended December 31, 2017 from $8.1 million in the linked quarter. The decrease in the fourth quarter's non-interest income was driven primarily by decreases in services charges and fees and other income. There was also a decrease in limited partnership investments as a result of the previously discussed writedown due to the Tax Cuts and Jobs Act, which was signed into law in December 2017, resulting in a decrease of future tax benefits of these investments. These decreases were offset by an increase in bank-owned life insurance income due to the receipt of a death benefit settlement.

Non-Interest Expense

Non-interest expense for the quarter ended December 31, 2017 totaled $37.0 million and increased by $2.1 million, or 6.0%, from the linked quarter. The increase in non-interest expense during the quarter was primarily due to an increase in occupancy and equipment, mainly due to accelerated lease expense recognized in the fourth quarter on a property that the Company no longer occupies, as well as an increase in salaries and employee benefits. These increases were partially offset by decreases in professional fees and marketing and promotions, as compared to the linked quarter.

Asset Quality

Asset quality remained strong and stable for the period, with non-performing assets decreasing by $45,000 to $33.8 million at December 31, 2017 from $33.9 million at September 30, 2017. The ratio of non-performing assets to total assets for the quarter ended December 31, 2017 was 0.48%, as compared to 0.49% in the linked quarter.

Capital

The Company reported Tangible Common Equity ("TCE") of $573.6 million, or 8.2% of average assets, for the quarter ended December 31, 2017. Tangible book value per share increased to $11.24 at December 31, 2017 from $11.23 at September 30, 2017. The increase was primarily driven by the impact of the Company's net income of $9.5 million, partially offset by the cash dividend payment to shareholders of $0.12 per share, as well as a decrease in accumulated other comprehensive income as a result of a decrease in the market value of the Company's investment portfolio, as compared to the previous quarter. Book value per share at December 31, 2017 was $13.58.

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Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on February 2, 2018 and payable on February 14, 2018. This dividend equates to a 2.64% annualized yield based on the $18.20 average closing price of the Company’s common stock in the fourth quarter of 2017. The Company has paid dividends for 47 consecutive quarters.

Investor Conference Call

United Financial Bancorp, Inc. will host a conference call on Wednesday, January 24, 2018 at 10:00 a.m. Eastern Time (ET) to discuss the Company’s fourth quarter results. Those wishing to participate in the call may dial toll-free 1-800-544-8281. A telephone replay of the call will be available through February 7, 2018 by calling 1-877-344-7529 and entering conference number 10115483. A podcast will be available on the Company’s website for an extended period of time, as well as on the Company’s investor relations app.

Investor Presentation

United Financial Bancorp, Inc. has prepared and furnished a visual slide presentation to accompany the earnings press release and investor conference call. The presentation has been furnished as an exhibit to the SEC Form 8-K, but is not included in this press release. Copies of the presentation may be accessed on the Company’s investor relations website (www.unitedfinancialinc.com) by selecting “News & Market Data,” then “Presentations;” or via the IRapp and selecting “Presentations;” or directly from SEC EDGAR.

Annual Meeting

The Board of Directors approved May 17, 2018 as the date of the Company's 2018 Annual Meeting of Shareholders (the "Annual Meeting") and set the record date on which the Company's shareholders who will be eligible to vote at the Annual Meeting as the close of business on March 8, 2018.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Connecticut and Massachusetts. United Bank is a financially strong, leading New England bank with more than 50 branches in two states and several commercial and residential loan production offices. United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK.” At December 31, 2017, the Company had $7.11 billion in assets.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device. To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

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Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-10 through F-13 in the accompanying financial tables. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of our business activities, and to enhance comparability with peers across the financial services sector.

Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2017	2016	2017	2016
Interest and dividend income:	(In thousands, except share data)
Loans	$52,758	$45,460	$200,734	$179,819
Securities-taxable interest	5,643	4,848	22,550	19,678
Securities-non-taxable interest	2,571	2,191	9,679	8,392
Securities-dividends	669	986	2,902	3,920
Interest-bearing deposits	86	136	389	343
Total interest and dividend income	61,727	53,621	236,254	212,152
Interest expense:
Deposits	9,958	6,649	33,565	25,576
Borrowed funds	4,920	3,800	18,447	15,477
Total interest expense	14,878	10,449	52,012	41,053
Net interest income	46,849	43,172	184,242	171,099
Provision for loan losses	2,250	3,359	9,396	13,437
Net interest income after provision for loan losses	44,599	39,813	174,846	157,662
Non-interest income:
Service charges and fees	5,796	5,580	24,209	20,259
Net gain from sales of securities	72	94	782	1,961
Income from mortgage banking activities	1,184	2,838	5,539	8,227
Bank-owned life insurance income	1,939	863	5,462	3,394
Net loss on limited partnership investments	(1,441)	(705)	(3,023)	(3,995)
Other income (loss)	(204)	266	431	238
Total non-interest income	7,346	8,936	33,400	30,084
Non-interest expense:
Salaries and employee benefits	20,752	19,279	80,061	75,384
Service bureau fees	2,069	1,767	8,098	7,986
Occupancy and equipment	5,036	3,656	16,902	14,986
Professional fees	996	1,024	4,305	3,917
Marketing and promotions	1,011	778	4,047	3,049
FDIC insurance assessments	821	773	3,076	3,573
Core deposit intangible amortization	336	385	1,411	1,604
FHLBB prepayment penalties	—	—	—	1,454
Other	5,981	5,631	23,685	22,020
Total non-interest expense	37,002	33,293	141,585	133,973
Income before income taxes	14,943	15,456	66,661	53,773
Provision for income taxes	5,442	906	12,043	4,112
Net income	$9,501	$14,550	$54,618	$49,661

Net income per share:
Basic	$0.19	$0.29	$1.09	$1.00
Diluted	$0.19	$0.29	$1.07	$0.99
Weighted-average shares outstanding:
Basic	50,392,382	50,070,710	50,283,071	49,731,149
Diluted	51,024,881	50,602,494	50,922,652	50,089,030

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Interest and dividend income:	(In thousands, except share data)
Loans	$52,758	$51,809	$49,674	$46,493	$45,460
Securities-taxable interest	5,643	5,604	5,793	5,510	4,848
Securities-non-taxable interest	2,571	2,499	2,355	2,254	2,191
Securities-dividends	669	736	689	808	986
Interest-bearing deposits	86	151	51	101	136
Total interest and dividend income	61,727	60,799	58,562	55,166	53,621
Interest expense:
Deposits	9,958	9,185	7,603	6,819	6,649
Borrowed funds	4,920	4,846	4,631	4,050	3,800
Total interest expense	14,878	14,031	12,234	10,869	10,449
Net interest income	46,849	46,768	46,328	44,297	43,172
Provision for loan losses	2,250	2,566	2,292	2,288	3,359
Net interest income after provision for loan losses	44,599	44,202	44,036	42,009	39,813
Non-interest income:
Service charges and fees	5,796	6,161	6,834	5,418	5,580
Net gain from sales of securities	72	158	95	457	94
Income from mortgage banking activities	1,184	1,204	1,830	1,321	2,838
Bank-owned life insurance income	1,939	1,167	1,149	1,207	863
Net loss on limited partnership investments	(1,441)	(864)	(638)	(80)	(705)
Other income (loss)	(204)	247	206	182	266
Total non-interest income	7,346	8,073	9,476	8,505	8,936
Non-interest expense:
Salaries and employee benefits	20,752	20,005	19,574	19,730	19,279
Service bureau fees	2,069	1,983	1,943	2,103	1,767
Occupancy and equipment	5,036	3,740	3,657	4,469	3,656
Professional fees	996	1,048	952	1,309	1,024
Marketing and promotions	1,011	1,087	1,237	712	778
FDIC insurance assessments	821	780	796	679	773
Core deposit intangible amortization	336	337	353	385	385
Other	5,981	5,929	6,467	5,308	5,631
Total non-interest expense	37,002	34,909	34,979	34,695	33,293
Income before income taxes	14,943	17,366	18,533	15,819	15,456
Provision for income taxes	5,442	2,175	2,333	2,093	906
Net income	$9,501	$15,191	$16,200	$13,726	$14,550

Net income per share:
Basic	$0.19	$0.30	$0.32	$0.27	$0.29
Diluted	$0.19	$0.30	$0.32	$0.27	$0.29
Weighted-average shares outstanding:
Basic	50,392,382	50,263,602	50,217,212	50,257,825	50,070,710
Diluted	51,024,881	50,889,987	50,839,091	50,935,382	50,602,494

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
ASSETS	(In thousands)
Cash and cash equivalents:
Cash and due from banks	$56,661	$59,456	$57,137	$45,279	$47,248
Short-term investments	32,007	39,061	17,714	39,381	43,696
Total cash and cash equivalents	88,668	98,517	74,851	84,660	90,944
Available for sale securities – At fair value	1,050,787	1,068,055	1,073,384	1,075,729	1,043,411
Held to maturity securities – At amortized cost	13,598	13,693	13,792	13,937	14,038
Loans held for sale	114,073	89,419	157,487	87,031	62,517
Loans:
Commercial real estate loans:
Owner-occupied	445,820	442,989	429,848	433,358	416,718
Investor non-owner occupied	1,854,459	1,777,716	1,761,940	1,697,414	1,705,319
Construction	78,083	82,688	74,980	85,533	98,794
Total commercial real estate loans	2,378,362	2,303,393	2,266,768	2,216,305	2,220,831
Commercial business loans	840,312	821,372	792,918	769,153	724,557
Consumer loans:
Residential real estate	1,204,401	1,211,783	1,172,540	1,167,428	1,156,227
Home equity	583,180	561,814	538,130	516,325	536,772
Residential construction	40,947	39,460	46,117	49,456	53,934
Other consumer	292,781	267,921	237,708	225,317	209,393
Total consumer loans	2,121,309	2,080,978	1,994,495	1,958,526	1,956,326
Total loans	5,339,983	5,205,743	5,054,181	4,943,984	4,901,714
Net deferred loan costs and premiums	14,794	15,297	15,413	13,273	11,636
Allowance for loan losses	(47,099)	(46,368)	(45,062)	(43,304)	(42,798)
Loans receivable - net	5,307,678	5,174,672	5,024,532	4,913,953	4,870,552
Federal Home Loan Bank of Boston stock, at cost	50,194	46,758	54,760	52,707	53,476
Accrued interest receivable	22,332	20,893	19,751	19,126	18,771
Deferred tax asset, net	25,656	30,999	27,034	37,040	39,962
Premises and equipment, net	67,508	61,063	54,480	51,299	51,757
Goodwill	115,281	115,281	115,281	115,281	115,281
Core deposit intangible asset	4,491	4,827	5,164	5,517	5,902
Cash surrender value of bank-owned life insurance	148,300	171,300	170,144	169,007	167,823
Other assets	105,593	81,019	85,503	71,333	65,086
Total assets	$7,114,159	$6,976,496	$6,876,163	$6,696,620	$6,599,520

F - 3

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$778,576	$725,130	$721,917	$690,516	$708,050
Interest-bearing	4,419,645	4,427,892	4,271,562	4,099,843	4,003,122
Total deposits	5,198,221	5,153,022	4,993,479	4,790,359	4,711,172
Mortgagors’ and investor escrow accounts	7,545	9,641	15,045	10,925	13,354
Federal Home Loan Bank advances and other borrowings	1,165,054	1,068,814	1,138,817	1,180,053	1,169,619
Accrued expenses and other liabilities	50,011	54,366	49,358	49,300	49,509
Total liabilities	6,420,831	6,285,843	6,196,699	6,030,637	5,943,654
Total stockholders’ equity	693,328	690,653	679,464	665,983	655,866
Total liabilities and stockholders’ equity	$7,114,159	$6,976,496	$6,876,163	$6,696,620	$6,599,520

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Share Data:
Basic net income per share	$0.19	$0.30	$0.32	$0.27	$0.29
Diluted net income per share	0.19	0.30	0.32	0.27	0.29
Dividends declared per share	0.12	0.12	0.12	0.12	0.12
Tangible book value per share	$11.24	$11.23	$11.01	$10.75	$10.53
Key Statistics:
Total revenue	$54,195	$54,841	$55,804	$52,802	$52,108
Total non-interest expense	37,002	34,909	34,979	34,695	33,293
Average earning assets	6,480,966	6,423,741	6,304,849	6,113,363	6,054,347
Key Ratios:
Return on average assets (annualized)	0.54%	0.88%	0.96%	0.83%	0.90%
Return on average equity (annualized)	5.50%	8.92%	9.66%	8.35%	8.95%
Tax-equivalent net interest margin (annualized)	2.98%	3.00%	3.04%	3.01%	2.93%
Residential Mortgage Production:
Dollar volume (total)	$135,522	$133,462	$186,220	$134,022	$160,512
Mortgages originated for purchases	83,181	97,132	129,165	77,613	77,549
Loans sold	94,738	152,551	61,363	51,826	87,626
Income from mortgage banking activities	1,184	1,204	1,830	1,321	2,838
Non-performing Assets:
Residential real estate	$11,824	$11,330	$11,190	$12,185	$11,357
Home equity	4,968	4,206	5,211	4,307	4,043
Investor-owned commercial real estate	1,821	2,957	3,512	3,809	4,016
Owner-occupied commercial real estate	1,664	2,084	2,184	2,314	2,642
Construction	1,398	1,748	287	1,355	1,701
Commercial business	1,477	2,427	2,624	2,369	2,000
Other consumer	35	37	40	37	1,000
Non-accrual loans	23,187	24,789	25,048	26,376	26,759
Troubled debt restructured – non-accruing	8,475	6,628	7,475	8,252	7,304
Total non-performing loans	31,662	31,417	32,523	34,628	34,063
Other real estate owned	2,154	2,444	1,770	1,786	1,890
Total non-performing assets	$33,816	$33,861	$34,293	$36,414	$35,953
Non-performing loans to total loans	0.59%	0.60%	0.64%	0.70%	0.69%
Non-performing assets to total assets	0.48%	0.49%	0.50%	0.54%	0.54%
Allowance for loan losses to non-performing loans	148.76%	147.59%	138.55%	125.05%	125.64%
Allowance for loan losses to total loans	0.88%	0.89%	0.89%	0.88%	0.87%
Non-GAAP Ratios: (1)
Non-interest expense to average assets (annualized)	2.12%	2.02%	2.06%	2.11%	2.05%
Efficiency ratio (2)	63.38%	60.22%	59.51%	63.93%	60.62%
Cost of funds (annualized) (3)	0.96%	0.91%	0.81%	0.74%	0.73%
Total revenue growth rate	(1.18)%	(1.73)%	5.69%	1.33%	2.34%
Total revenue growth rate (annualized)	(4.71)%	(6.90)%	22.74%	5.33%	9.35%
Average earning asset growth rate	0.89%	1.89%	3.13%	0.97%	1.16%
Average earning asset growth rate (annualized)	3.56%	7.54%	12.53%	3.90%	4.64%
Return on average tangible common equity (annualized) (2)	6.81%	10.99%	11.95%	10.42%	11.19%
Pre-provision net revenue to average assets (2)	1.19%	1.31%	1.38%	1.18%	1.31%

(1)
Non-GAAP ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance.

(2)	Calculations of these non-GAAP metrics are provided after the reconciliations of non-GAAP financial measures and appear on page F-10 through page F-13.

(3)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest bearing deposits and interest-bearing liabilities.

F - 5

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	December 31, 2017			December 31, 2016
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,310,352	$11,343	3.47%	$1,222,681	$9,878	3.23%
Commercial real estate	2,234,878	23,089	4.04	2,104,146	20,843	3.88
Construction	122,151	1,453	4.66	146,688	1,621	4.32
Commercial business	813,457	7,994	3.85	670,795	6,297	3.67
Home equity	569,021	6,293	4.39	496,379	4,817	3.86
Other consumer	278,465	3,309	4.71	210,473	2,542	4.80
Investment securities	1,074,840	9,713	3.60	1,047,419	8,662	3.30
Federal Home Loan Bank stock	47,964	564	4.71	52,861	537	4.06
Other earning assets	29,838	86	1.15	102,905	136	0.53
Total interest-earning assets	6,480,966	63,844	3.89	6,054,347	55,333	3.61
Allowance for loan losses	(46,880)			(42,176)
Non-interest-earning assets	542,596			478,800
Total assets	$6,976,682			$6,490,971
Interest-bearing liabilities:
NOW and money market	$2,125,177	$4,286	0.80%	$1,620,960	$1,597	0.39%
Savings	517,993	77	0.06	526,426	80	0.06
Certificates of deposit	1,765,007	5,595	1.26	1,869,223	4,972	1.06
Total interest-bearing deposits	4,408,177	9,958	0.90	4,016,609	6,649	0.66
Federal Home Loan Bank advances	954,159	3,538	1.45	926,828	2,425	1.02
Other borrowings	117,578	1,382	4.60	122,751	1,375	4.39
Total interest-bearing liabilities	5,479,914	14,878	1.07	5,066,188	10,449	0.82
Non-interest-bearing deposits	740,007			691,871
Other liabilities	65,757			82,322
Total liabilities	6,285,678			5,840,381
Stockholders’ equity	691,004			650,590
Total liabilities and stockholders’ equity	$6,976,682			$6,490,971
Net interest-earning assets	$1,001,052			$988,159
Tax-equivalent net interest income		48,966			44,884
Tax-equivalent net interest rate spread (1)			2.82%			2.79%
Tax-equivalent net interest margin (2)			2.98%			2.93%
Average interest-earning assets to average interest-bearing liabilities			118.27%			119.50%
Less tax-equivalent adjustment		2,117			1,712
Net interest income		$46,849			$43,172

(1) Tax-equivalent net interest rate spread represents the difference between yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	December 31, 2017			September 30, 2017
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,310,352	$11,343	3.47%	$1,323,262	$11,017	3.33%
Commercial real estate	2,234,878	23,089	4.04	2,211,601	23,063	4.08
Construction	122,151	1,453	4.66	122,511	1,301	4.16
Commercial business	813,457	7,994	3.85	791,547	8,163	4.04
Home equity	569,021	6,293	4.39	536,509	5,917	4.38
Other consumer	278,465	3,309	4.71	252,532	3,063	4.81
Investment securities	1,074,840	9,713	3.60	1,090,559	9,621	3.52
Federal Home Loan Bank stock	47,964	564	4.71	51,722	572	4.43
Other earning assets	29,838	86	1.15	43,498	151	1.38
Total interest-earning assets	6,480,966	63,844	3.89	6,423,741	62,868	3.86
Allowance for loan losses	(46,880)			(46,479)
Non-interest-earning assets	542,596			529,937
Total assets	$6,976,682			$6,907,199
Interest-bearing liabilities:
NOW and money market	$2,125,177	$4,286	0.80%	$2,105,796	$3,992	0.75%
Savings	517,993	77	0.06	527,641	77	0.06
Certificates of deposit	1,765,007	5,595	1.26	1,731,658	5,116	1.17
Total interest-bearing deposits	4,408,177	9,958	0.90	4,365,095	9,185	0.83
Federal Home Loan Bank advances	954,159	3,538	1.45	951,760	3,404	1.40
Other borrowings	117,578	1,382	4.60	135,173	1,442	4.18
Total interest-bearing liabilities	5,479,914	14,878	1.07	5,452,028	14,031	1.02
Non-interest-bearing deposits	740,007			702,916
Other liabilities	65,757			70,853
Total liabilities	6,285,678			6,225,797
Stockholders’ equity	691,004			681,402
Total liabilities and stockholders’ equity	$6,976,682			$6,907,199
Net interest-earning assets	$1,001,052			$971,713
Tax-equivalent net interest income		48,966			48,837
Tax-equivalent net interest rate spread (1)			2.82%			2.84%
Tax-equivalent net interest margin (2)			2.98%			3.00%
Average interest-earning assets to average interest-bearing liabilities			118.27%			117.82%
Less tax-equivalent adjustment		2,117			2,069
Net interest income		$46,849			$46,768

(1) Tax-equivalent net interest rate spread represents the difference between yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Years Ended
	December 31, 2017			December 31, 2016
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,291,852	$43,422	3.36%	$1,214,681	$39,691	3.27%
Commercial real estate	2,175,197	88,716	4.02	2,055,441	83,996	4.02
Construction	129,636	5,714	4.35	159,677	6,855	4.22
Commercial business	779,262	30,504	3.86	646,308	24,064	3.66
Home equity	542,579	23,168	4.27	460,439	16,487	3.58
Other consumer	243,631	11,890	4.88	216,708	10,743	4.95
Investment securities	1,083,616	38,078	3.51	1,074,593	34,605	3.21
Federal Home Loan Bank stock	51,735	2,195	4.24	54,344	1,903	3.50
Other earning assets	34,484	389	1.13	62,367	343	0.55
Total interest-earning assets	6,331,992	244,076	3.83	5,944,558	218,687	3.65
Allowance for loan losses	(45,480)			(38,133)
Non-interest-earning assets	526,914			479,333
Total assets	$6,813,426			$6,385,758
Interest-bearing liabilities:
NOW and money market	$2,002,146	$13,282	0.66%	$1,555,182	$6,547	0.42%
Savings	529,006	312	0.06	527,544	309	0.06
Certificates of deposit	1,731,434	19,971	1.15	1,805,623	18,720	1.04
Total interest-bearing deposits	4,262,586	33,565	0.79	3,888,349	25,576	0.66
Federal Home Loan Bank advances	978,673	12,763	1.29	988,847	9,931	0.99
Other borrowings	133,364	5,684	4.20	128,617	5,546	4.24
Total interest-bearing liabilities	5,374,623	52,012	0.96	5,005,813	41,053	0.82
Non-interest-bearing deposits	695,713			657,842
Other liabilities	67,810			83,236
Total liabilities	6,138,146			5,746,891
Stockholders’ equity	675,280			638,867
Total liabilities and stockholders’ equity	$6,813,426			$6,385,758
Net interest-earning assets	$957,369			$938,745
Tax-equivalent net interest income		192,064			177,634
Tax-equivalent net interest rate spread (1)			2.87%			2.83%
Tax-equivalent net interest margin (2)			3.01%			2.96%
Average interest-earning assets to average interest-bearing liabilities			117.81%			118.75%
Less tax-equivalent adjustment		7,822			6,535
Net interest income		$184,242			$171,099

(1) Tax-equivalent net interest rate spread represents the difference between yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 8

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

In addition to evaluating the Company’s results of operations in accordance with GAAP, management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures. These non-GAAP measures are intended to provide the reader with additional perspectives on operating results, financial condition, and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

    The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue we recognize, how much of that dollar is expended. In order to improve the comparability of the ratio to our peers, we remove non-core items. To improve transparency, and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Pre-provision net revenue is a measure that the Company uses to understand fundamental operating performance before credit related expenses and tax expense. It is often expressed as a ratio relative to average assets which demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.

Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP metrics is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included on pages F-10 through F-13 in the following press release tables:

F - 9

	Three Months Ended					Years Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(Dollars in thousands)
Net Income (GAAP)	$9,501	$15,191	$16,200	$13,726	$14,550	$54,618	$49,661
Non-GAAP adjustments:
Non-interest income	745	(158)	(95)	(465)	(94)	27	(2,031)
Non-interest expense	536	—	—	—	107	536	3,019
Income tax expense related to tax reform	1,609	—	—	—	—	1,609	—
Related income tax (benefit) expense	2,074	55	33	163	(5)	2,325	(346)
Net adjustment	4,964	(103)	(62)	(302)	8	4,497	642
Total net income (non-GAAP)	$14,465	$15,088	$16,138	$13,424	$14,558	$59,115	$50,303

Non-interest income (GAAP)	$7,346	$8,073	$9,476	$8,505	$8,936	$33,400	$30,084
Non-GAAP adjustments:
Net gain on sales of securities	(72)	(158)	(95)	(457)	(94)	(782)	(1,961)
Limited partnership writedown	1,214	—	—	—	—	1,214	—
Loss on sale of premises and equipment	401	—	—	—	—	401	—
BOLI claim benefit	(798)	—	—	(8)	—	(806)	(70)
Net adjustment	745	(158)	(95)	(465)	(94)	27	(2,031)
Total non-interest income (non-GAAP)	8,091	7,915	9,381	8,040	8,842	33,427	28,053
Total net interest income	46,849	46,768	46,328	44,297	43,172	184,242	171,099
Total revenue (non-GAAP)	$54,940	$54,683	$55,709	$52,337	$52,014	$217,669	$199,152

Non-interest expense (GAAP)	$37,002	$34,909	$34,979	$34,695	$33,293	$141,585	$133,973
Non-GAAP adjustments:
Lease exit/disposal cost obligation	(536)	—	—	—	—	(536)	—
Effect of position eliminations	—	—	—	—	(107)	—	(1,565)
FHLBB prepayment penalties	—	—	—	—	—	—	(1,454)
Net adjustment	(536)	—	—	—	(107)	(536)	(3,019)
Total non-interest expense (non-GAAP)	$36,466	$34,909	$34,979	$34,695	$33,186	$141,049	$130,954

Total loans	$5,339,983	$5,205,743	$5,054,181	$4,943,984	$4,901,714	$5,339,983	$4,901,714
Non-covered loans (1)	(780,776)	(739,376)	(699,938)	(691,054)	(744,763)	(780,776)	(744,763)
Total covered loans	$4,559,207	$4,466,367	$4,354,243	$4,252,930	$4,156,951	$4,559,207	$4,156,951
Allowance for loan losses	$47,099	$46,368	$45,062	$43,304	$42,798	$47,099	$42,798
Allowance for loan losses to total loans	0.88%	0.89%	0.89%	0.88%	0.87%	0.88%	0.87%
Allowance for loan losses to total covered loans	1.03%	1.04%	1.03%	1.02%	1.03%	1.03%	1.03%
(1) As required by GAAP, the Company recorded acquired loans at fair value. These loans carry no allowance for loan losses for the periods reflected above.

F - 10

	Three Months Ended					Years Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(Dollars in thousands)
Efficiency Ratio:
Non-Interest Expense (GAAP)	$37,002	$34,909	$34,979	$34,695	$33,293	$141,585	$133,973
Non-GAAP adjustments:
Other real estate owned expense	(157)	(211)	(293)	(103)	(191)	(764)	(343)
Lease exit/disposal cost obligation	(536)	—	—	—	—	(536)	—
Effect of position eliminations	—	—	—	—	(107)	—	(1,565)
FHLBB prepayment penalties	—	—	—	—	—	—	(1,454)
Non-Interest Expense for Efficiency Ratio (non-GAAP)	$36,309	$34,698	$34,686	$34,592	$32,995	$140,285	$130,611

Net Interest Income (GAAP)	$46,849	$46,768	$46,328	$44,297	$43,172	$184,242	$171,099
Non-GAAP adjustments:
Tax equivalent adjustment for tax-exempt loans and investment securities	2,117	2,069	1,943	1,693	1,712	7,822	6,535

Non-Interest Income (GAAP)	7,346	8,073	9,476	8,505	8,936	33,400	30,084
Non-GAAP adjustments:
Net gain on sales of securities	(72)	(158)	(95)	(457)	(94)	(782)	(1,961)
Net loss on limited partnership investments	1,441	864	638	80	705	3,023	3,995
Loss on sale of premises and equipment	401	—	—	—	—	401	—
BOLI claim benefit	(798)	—	—	(8)	—	(806)	(70)
Total Revenue for Efficiency Ratio (non-GAAP)	$57,284	$57,616	$58,290	$54,110	$54,431	$227,300	$209,682

Efficiency Ratio (Non-Interest Expense for Efficiency Ratio (non-GAAP)/Total Revenue for Efficiency Ratio (non-GAAP))	63.38%	60.22%	59.51%	63.93%	60.62%	61.72%	62.29%

F - 11

	Three Months Ended					Years Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(Dollars in thousands)
Pre-Provision Net Revenue ("PPNR") to Average Assets (Annualized):
Net Interest income (GAAP)	$46,849	$46,768	$46,328	$44,297	$43,172	$184,242	$171,099
Non-GAAP adjustments:
Tax equivalent adjustment for tax-exempt loans and investment securities	2,117	2,069	1,943	1,693	1,712	7,822	6,535
Total tax equivalent net interest income (A)	$48,966	$48,837	$48,271	$45,990	$44,884	$192,064	$177,634

Non Interest Income (GAAP)	7,346	8,073	9,476	8,505	8,936	33,400	30,084
Non-GAAP adjustments:
Net gain on sales of securities	(72)	(158)	(95)	(457)	(94)	(782)	(1,961)
Net loss on limited partnership investments	1,441	864	638	80	705	3,023	3,995
Loss on sale of premises and equipment	401	—	—	—	—	401	—
BOLI claim benefit	(798)	—	—	(8)	—	(806)	(70)
Non-Interest Income for PPNR (non-GAAP) (B)	$8,318	$8,779	$10,019	$8,120	$9,547	$35,236	$32,048

Non-Interest Expense (GAAP)	$37,002	$34,909	$34,979	$34,695	$33,293	$141,585	$133,973
Non-GAAP adjustments:
Lease exit/disposal cost obligation	(536)	—	—	—	—	(536)	—
Effect of position eliminations	—	—	—	—	(107)	—	(1,565)
FHLBB prepayment penalties	—	—	—	—	—	—	(1,454)
Non-Interest Expense for PPNR (non-GAAP) (C)	$36,466	$34,909	$34,979	$34,695	$33,186	$141,049	$130,954

Total PPNR (non-GAAP) (A + B - C) :	$20,818	$22,707	$23,311	$19,415	$21,245	$86,251	$78,728
Average Assets	6,976,682	6,907,199	6,780,336	6,584,138	6,490,971	6,813,426	6,385,758
PPNR to Average Assets (Annualized)	1.19%	1.31%	1.38%	1.18%	1.31%	1.27%	1.23%

F - 12

	Three Months Ended					Years Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
	(Dollars in thousands)
Return on Average Tangible Common Equity (Annualized):
Net Income (GAAP)	$9,501	$15,191	$16,200	$13,726	$14,550	$54,618	$49,661
Non-GAAP adjustments:
Intangible Assets amortization, tax effected at 35%	219	219	229	250	250	917	1,043
Net Income excluding intangible assets amortization, tax effected at 35%	$9,720	$15,410	$16,429	$13,976	$14,800	$55,535	$50,704
Average stockholders' equity (non-GAAP)	$691,004	$681,402	$670,526	$657,755	$650,590	$675,280	$638,867
Average goodwill & other intangible assets (non-GAAP)	119,962	120,275	120,631	121,004	121,383	120,465	121,976
Average tangible common stockholders' equity (non-GAAP)	$571,042	$561,127	$549,895	$536,751	$529,207	$554,815	$516,891
Return on Average Tangible Common Equity (non-GAAP)	6.81%	10.99%	11.95%	10.42%	11.19%	10.01%	9.81%

F - 13